UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 20, 2016

Equity One, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)
410 Park Avenue, Suite 1220
New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

(212) 796-1760
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 20, 2016, Equity One, Inc., a Maryland corporation (the “Company”), entered into a Note Purchase Agreement by and among the Company and the purchasers named therein (the “Note Purchase Agreement”).
The Note Purchase Agreement provides for the issuance by the Company of $200.0 million of two series of senior unsecured notes in a private placement. On or prior to May 11, 2016, the Company will issue 3.81% Series A Senior Unsecured Notes due 2026 in an aggregate principal amount of $100.0 million (the “Series A Notes”), and on or prior to August 11, 2016, the Company will issue 3.91% Series B Senior Unsecured Notes due 2026 in an aggregate principal amount of $100.0 million (the “Series B Notes” and, together with the Series A Notes, the “Notes”).
The Note Purchase Agreement contains a number of customary restrictions on the Company’s business, including restrictions on the Company’s ability to make certain investments, and also includes various financial covenants, including a maximum leverage ratio, a maximum secured indebtedness ratio, a minimum coverage ratio, a minimum unencumbered leverage ratio and a minimum unencumbered interest coverage ratio. The Note Purchase Agreement also contains customary affirmative covenants and events of default, including a cross default to the Company’s other indebtedness. If a material default exists under the Note Purchase Agreement, the Company’s ability to pay dividends would be limited to the amount necessary to maintain the Company’s status as a REIT unless the default is a payment default or bankruptcy event in which case the Company would be prohibited from paying any dividends. The Note Purchase Agreement includes various customary remedies for the holders of the Notes following an event of default, including the acceleration of repayment of the Notes. In addition, the Company’s obligations under the Notes will be guaranteed by certain of the Company’s subsidiaries.
The Company may prepay the Notes, in whole or in part, at any time at a price equal to the outstanding principal amount of such Notes plus a make-whole premium (determined using a discount rate based on U.S. treasury securities plus 50 basis points). In addition, the Company is required to offer to prepay the Notes at par upon a change of control.
The foregoing description of the Note Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
4.1 Note Purchase Agreement, dated as of April 20, 2016, among Equity One, Inc. and the investors party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: April 25, 2016	By:	/s/ Aaron Kitlowski
Aaron Kitlowski
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document

4.1	Note Purchase Agreement, dated as of April 20, 2016, among Equity One, Inc. and the investors party thereto.